Secured Promissory Note

This Agreement (the "**Promissory Note**" or "**Note**") is dated effective the 9th day of January, 2013 (the "**Effective Date**").

BETWEEN:

ANAVEX LIFE SCIENCES CORP. a corporation formed pursuant to the laws of the State of Nevada and having an office for business located at 1620 – 600 Granville Street, Vancouver, BC V7Y 1C3

(the "**Company**")

AND:

WILLIAM SEAN LOWRY, an individual resident of 4001 – 80 John Street, Toronto, Ontario M5V 3X4

(the "**Holder**")

WHEREAS:

(i) Company has received services for which it cannot pay at the Effective Date; and

(ii) Holder is willing to accept the Company's commitment make payment at a future date; and

(iii) Company and Holder both desire to make arrangement for payment.

NOW THEREFORE in consideration of the premises, the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the parties hereby covenant and agree as follows:

1. Promise to Pay

(i) This Note constitutes a senior obligation of the Company. The Holder's security interests and those entered into with JOHN ROBERT CHISHOLM by

similar agreement and at equal date (collectively, the "Notes") are senior to any and all existing security interests perfected on a date prior to the execution of these Notes. The Holder's security interests are senior to any and all security interests perfected on a date subsequent to the execution this Note, unless the Holder agrees in writing to other terms. Payment of the Notes is to be made in priority and preference to payments made to any other party including directors, officers, employees, contractors, and creditors.

(ii) The Company shall pay the Holder:

a) the principal amount of **$27,638.71, plus applicable taxes**;

b) fees, as described herein; and

c) additional costs, as described herein.

(Together, these sums are hereafter described as **"All Sums"**).

(iii) The Company shall pay interest compounded monthly on All Sums at the rate of **12% per annum**. (Together with All Sums, this sum is hereafter described as the **"Amount Owing"**).

(iv) The Amount Owing will be payable in cash by wire transfer to an account specified by the Holder.

(v) Payment will be made by the Company in legal currency of Canada.

2. Repayment

The Amount Owing will be due and payable in full on **June 30, 2013** (the **"Repayment Date"**).

3. Late Payment Fees

If the Company defaults in payment by more than **10 (ten) days** of the Repayment Date, then the Company shall pay an additional late fee in the amount of **$100 (one hundred dollars)** per day until the Amount Owing has been

completely discharged. If the Company defaults under the terms described herein in Section 11., the Company shall pay an additional late fee in the amount of $500 (five hundred dollars) per day from the date of the first record of default until the Amount Owing has been completely discharged. These fees constitute an element of All Sums and the Amount Owing.

4. Additional Costs

In case of default, the Company will pay to Holder such further amount as will be sufficient to cover the cost and expenses of collection, including, without limitation, reasonable attorney's fees, expenses, and disbursements. These costs constitute an element of All Sums and the Amount Owing and will become immediately due.

5. Collateral

In entering this Note, the Company commits the following to secure its compliance with the terms of this agreement:

(i) The Company assigns to the Holder the right to delay transfer of any or all of the Company's assets, including cash held in its bank accounts until the obligations of the Note are discharged; and

(ii) The Company assigns to the Holder the right to delay transfer of any or all of the Company's rights and interests to any and all intellectual property claimed by the Company, or to that intellectual property to which the Company may make a claim. By extension, the Company may not assign, transfer, hypothecate, or alter its rights to the intellectual property described without the explicit and prior written permission of the Holder; and

(iii) At the request of the Holder and as continuing collateral security for the repayment of the Amount Owing, as it may be from time to time, pursuant to this Agreement, the Company shall execute or cause to be

executed and deliver to the Holder such documents as may be necessary to secure a registered charge over all of the present and after acquired assets of the Company, including but not limited to a general security agreement between the Company and the Holder (the "GSA").

6. Transfer of the Promissory Note

The Company hereby waives any notice of the transfer of this Note by the Holder or by any subsequent holder of this Note. The Company agrees to remain bound by the terms of this Note subsequent to any transfer, and agrees that the terms of this Note may be fully enforced by any subsequent holder of this Note.

7. Amendment; Modification; Waiver

No amendment, modification or waiver of any provision of this Note or consent to departure therefrom shall be effective unless by written agreement signed by both the Company and the Holder.

8. Notices.

Notices provided for herein may be given by delivery personally or by electronic transmission or by sending them by registered or by certified mail, with postage charged prepaid, to the following mailing addresses, or to any other mailing address of which written notice is given, and notices shall be deemed given upon actual receipt thereof:

To the Holder:	To the Company:
Sean Lowry	Anavex Life Sciences Corp.
4001 – 80 John Street	1620 – 609 Granville Street
Toronto, Ontario M5V 3X4	Vancouver BC V7Y 1C3
sean@williamlowry.com	Canada

9. Successors

The terms and conditions of this Note shall inure to the benefit of and be binding jointly and severally upon the successors, assigns, heirs, survivors and persons representing the Company and shall inure to the benefit of the Holder, its legal representatives, successors and assigns.

10. Breach of Promissory Note

A breach of the Note is deemed to be any circumstance that occurs that is contrary to, or not in accordance with the terms of this Note, whether caused by an action taken by the Company, or by a failure to act. No breach of any provision of this Promissory Note shall be deemed waived unless it is waived in writing. No course of dealing and no delay on the part of the Holder in exercising any right will operate as a waiver thereof or otherwise prejudice the holder's rights, powers, or remedies. No right, power, or remedy conferred by this Promissory Note upon the Holder will be exclusive of any other rights, power, or remedy referred to in this Note, or now or hereafter available at law, in equity, by statute, or otherwise.

11. Default of Promissory Note

A default under the Note shall exist if one or more of the following events occur:

(i) any default by the Company in the payment of any installment when due hereunder or in the performance of the Company's obligations under this Note or any other instrument securing repayment of this Note, or

(ii) a breach of any representation or warranty contained in this Note or any other instrument securing repayment of this Note goes without remedy and waiver for a period of 7 (seven) days, or

(iii) the failure to deliver any documents required under the terms described herein in Section 5. (iii) within 5 (five) business day of request from Holder; or

(iv) a filing of any petition by or against the Company in any court, whether or not pursuant to any statute of the United States or of any state, in any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceedings, and the Company shall thereafter be adjudicated bankrupt, or such petition be approved by the court, or the court assumes jurisdiction of the subject matter, and such proceedings not be dismissed within 90 days after the institution of the same, or

(v) an assignment by the Company for the benefit of its creditors.

Upon an Event of Default, the Holder shall be entitled to:

a) all remedies available at law or equity and may protect and enforce its rights hereunder by suit in equity or action at law; and
b) declare the Amount Owing to be immediately due and payable if the Company does not cure said default within 5 (five) calendar days of receipt of such written acceleration notice.

12. Governing Law

The validity, construction and performance of this Promissory Note will be governed by the laws of the province of British Columbia, excluding that body of law pertaining to conflicts of law. Company hereby waives presentment, notice of non-payment, notice of dishonor, protest, demand and diligence.

13. Partial Invalidity

If any provision of this Note is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Note shall be deemed valid and enforceable to the extent possible.

The parties hereby indicate by their signatures below that they have read and agree with the terms and conditions of this agreement in its entirety.

Company Signature:	/s/Robert Chisholm
	For Anavex Life Sciences Corp.
	ROBERT CHISHOLM
	DIRECTOR
Holder Signature:	/s/William Sean Lowry
	WILLIAM SEAN LOWRY